Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Atlassian Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid	Equity	Class A Common Stock, $0.00001 par value per share (1)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock (1)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid	Equity	Warrants (1)(3)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts (1)(4)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Fees to Be Paid	Other	Units (1)(5)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)	Warrants to purchase the securities registered hereby.

(4)	Purchase contracts representing the right to purchase or sell any of the securities registered hereby.

(5)	Units consisting of any of the other securities registered hereby.